EXHIBIT    11.1

                           SOURCE CAPITAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION

                                                    For the Quarter Ended September 30, 1998
                                                    ----------------------------------------
                                                                         Weighted-               Per-Share
                                            Net Income                 Average shares             Amount
                                            ----------                 --------------             ------
Basic EPS
Income available to
  Stockholders                                $  169,298                 1,355,679                 $     .12
                                                                                                   =========

Effect of Dilutive Securities
   Interest on convertible subordinated
     debentures (net of 34% tax)                  86,031                   749,064
   Common stock options                                                     24,261
                                            ------------              ------------

Diluted EPS
Income available to common
  stockholders + assumed conversions        $    255,329                 2,129,004                $      .12
                                            ============              ============                ==========



                                                     For the Quarter Ended September 30, 1997
                                                     ----------------------------------------
                                                                         Weighted-               Per-Share
                                            Net Income                 Average shares             Amount
                                            ----------                 --------------             ------
Basic EPS
Income available to
  Stockholders                              $  201,281                 1,368,418                 $     .15
                                                                                                 =========

Effect of Dilutive Securities
Common stock options                        ----------                 ---------

Diluted EPS
Income available to common
  stockholders + assumed conversions        $  201,281                 1,368,418                 $     .15
                                            ==========                 =========                 =========


                                                               EXHIBIT    11.1


                           SOURCE CAPITAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION



                                                    For the Nine Months Ended September 30, 1998
                                                    --------------------------------------------
                                                                         Weighted-              Per-Share
                                            Net Income                 Average shares            Amount
                                            ----------                 --------------            ------
Basic EPS
Income available to
  Stockholders                              $  506,728                 1,355,725                $      .37
                                                                                                ==========

Effect of Dilutive Securities
   Interest on convertible subordinated
     debentures (net of 34% tax)               210,877                   665,835
   Common stock options                                                   32,390
                                          ------------              ------------

Diluted EPS
Income available to common
  stockholders + assumed conversions        $  717,605                 2,053,950                $      .35
                                          ============              ============                ==========

                                                     For the Nine Months Ended September 30, 1997
                                                     --------------------------------------------
                                                                          Weighted-              Per-Share
                                            Net Income                 Average shares             Amount
                                            ----------                 --------------             ------
Basic EPS
Income available to
  Stockholders                              $  529,201                 1,378,749                 $     .38
                                                                                                 =========

Effect of Dilutive Securities
Common stock options                        ----------                 ---------

Diluted EPS
Income available to common
  stockholders + assumed conversions        $  529,201                 1,378,749                 $     .38
                                            ==========                 =========                 =========